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RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (this “Agreement”) is made as of this ____ day of ________, 20__, between AMERICAN NATIONAL GROUP, INC., a Delaware corporation (the “Company”), and «fullname» (the “Recipient”).

1. Award. As of the date of this Agreement and upon execution of this Agreement, seven hundred fifty (750) restricted stock units (“Restricted Stock Units”) shall be issued to the Recipient as hereinafter provided subject to certain restrictions thereon. The Recipient hereby accepts the Restricted Stock Units, subject to the terms and conditions of this Agreement.

2. Vesting and Settlement.

(a) Vesting by Required Service. Provided that the Recipient serves continuously as a director or advisory director of the Company until such date, the Restricted Stock Units shall become vested (then, “Vested RSUs”) on May 1, 2021 (“Required Service”):

(b) Vesting by Retirement, Death or Disability. Notwithstanding anything to the contrary in Section 2(a), if Recipient has served continuously as a director or advisory director of the Company until such date, any Restricted Stock Units which had not previously vested shall become vested on the first to occur of Retirement, Death or Disability, each as defined below:

(i)“Retirement” shall occur on the effective date of the Recipient’s retirement as a director or advisory director of the Company at or after attaining the age of 65.

(ii)“Death” shall be the date of the Recipient’s death.

(iii) “Disability” shall be the date the Company determines, in good faith, that, by reason of a physical or mental condition which has existed for thirty days or more, the Recipient is no longer able to perform the material duties of a director or an advisory director of the Company.

(c) Beneficiary upon Death. Notwithstanding anything to the contrary contained in any will or testament previously or in the future executed by Recipient, and not withstanding any other beneficiary designation or instructions previously provided by Recipient, Recipient hereby designates the following person as the beneficiary of any Restricted Stock Units vesting upon Recipient’s Death:

Beneficiary
Street Address
City
State
Zip

Such beneficiary designation may be revoked or modified by written notice of Recipient to the Company. If all of the beneficiary blanks above are not completed and Recipient has not provided another valid beneficiary designation, Recipient’s estate will be the beneficiary in the event of Recipient’s death. If Recipient has provided or provides another valid designation of beneficiary for any Restricted Stock Units vesting upon Recipient’s Death and a completed and valid designation is not provided above, the other beneficiary designation will be honored.

Any references to “Recipient” herein shall in the event of Recipient’s death mean the beneficiary as provided in this Section 2(c).

(d) Settlement of Vested RSUs.

(i)Any Restricted Stock Units that become Vested RSUs shall be settled as soon as administratively practicable after the date such Restricted Stock Units become Vested RSUs. Subject to the provisions of Section 2(d)(ii), Restricted Stock Units shall be settled by the Company by paying Recipient an amount equal to the number of Vested RSUs times the average closing price of the Company’s common stock for the most recent twenty days on which any securities exchange or association upon which the Company’s common stock is listed or quoted is open for trading prior to the date on which the Restricted Stock Units vest. Delivery of the payment may be made to the Recipient at the Recipient’s last address reflected in the records of the Company. Neither the Recipient nor any of the Recipient’s successors, heirs, assigns or personal representatives shall have any rights or interests in the Company’s common stock or any other rights or interests in the Vested RSUs which are settled in accordance with this Section 2(d). Notwithstanding anything herein to the contrary, the Company has no obligation to make the payment prescribed by this Section 2(d) if counsel to the Company determines that such payment would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Company’s common stock is listed or quoted. The Company shall in no event be obligated to take any affirmative action to comply with any such law, rule, regulation or agreement in order to make such payment.

(ii)The Company shall, upon request, provide Recipient with a “Settlement Option Notice” form, as described herein. A Settlement Option Notice may be used by a Recipient to provide instructions to the Company on settlement of Vested RSUs and any requested tax withholdings therefrom. Unless the Recipient completes, signs and delivers to the Company a Settlement Option Notice in the manner and by the deadline prescribed by the Settlement Option Notice, the Company shall withhold all federal taxes, and may withhold any state, local and other taxes, applicable to the vesting and settlement of Vested RSUs at the time of such settlement. Such withholding shall be at rates required by and otherwise in accordance with applicable laws and regulations. The Company shall obtain the cash necessary for such withholding by reducing the dollar amount paid upon settlement of the Vested RSUs.

3. Restrictions on and Limitations of Restricted Stock Units.

(a) Restrictions on Transfer. Except for Restricted Stock Units which transfer to Recipient’s beneficiary upon Recipient’s death, the Restricted Stock Units, whether or not vested, may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of.

(b) Forfeiture of Restricted Stock Units. In the event the Recipient’s service as a director or an advisory director of the Company terminates for any reason, other than Retirement, Death or Disability, the Recipient shall, for no consideration, forfeit all Restricted Stock Units which were not vested on such date.

(c) Rights Associated With Units. The Restricted Stock Units do not confer any dividend rights, voting rights or any other rights as a shareholder of the Company. The Restricted Stock Units shall be evidenced only by the books of the Company, and no certificate shall be issued in respect thereof.

(d) Corporate Acts. The existence of the Restricted Stock Units shall not affect in any way the right or power of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. The prohibitions of Section 3(a) hereof shall not apply to the transfer of Restricted Stock Units pursuant to a plan of reorganization of the Company.

4. Securities Regulation. The Restricted Stock Units may not be sold or otherwise disposed of in any manner that would constitute a violation of any applicable federal or state securities laws.

5. Service Relationship. For purposes of this Agreement, the Recipient shall be considered to be a director or an advisory director of the Company as long as the Recipient remains a director or an advisory director of the Company or any successor corporation. Any question as to whether and when there has been a termination of such service, and the cause of such termination, shall be determined by the Company, and its determination shall be final.

6. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing and if made in accordance with any form, content and timing requirements provided herein. In the case of the Recipient, such notices or communications shall be effectively delivered if hand delivered to the Recipient at his principal place of employment or if sent by registered or certified mail to the Recipient at the last address he has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

7. Construction and Administration. The Board of Directors of the Company has the power to construe this Agreement. The Board of Directors of the Company also has the authority, in the exercise of its sole and exclusive discretion, to correct any defect or supply any omission or reconcile any inconsistency in this Agreement in the manner and to the extent it shall deem appropriate. The determinations and actions of the Board of Directors shall be conclusive.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Recipient.

9. Controlling Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Recipient has executed this Agreement, all as of the date first above written.

AMERICAN NATIONAL GROUP, INC.

By:    ________________________________________
James E. Pozzi
President and Chief Executive Officer

________________________________________
«signaturename», Recipient